EXHIBIT 3.1
                                                                     -----------

                              CERTIFICATE OF MERGER
                                       OF
                             INTRAC MERGER SUB INC.
                            (a Delaware corporation)
                                      INTO
                     INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
                            (a Delaware corporation)

                           (Pursuant to Section 251 of
              the General Corporation law of the State of Delaware)

           The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DO HEREBY CERTIFY:

     1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") are as follows:

                 NAME                              STATE OF INCORPORATION
                 ----                              ----------------------
        Intrac Merger Sub Inc.                           Delaware

        Innovative Drug Delivery Systems, Inc.           Delaware

     2. An Agreement and Plan of Merger, dated as of December 6, 2004, among the Constituent Corporations and the other party thereto has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the DGCL.

     3. The name of the surviving corporation of the Merger is Innovative Drug Delivery Systems, Inc. (the "Surviving Corporation").

           The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

     4. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business for the Surviving Corporation is 130 West 42nd Street, New York, NY 10036.

     5. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on request and without cost to any stockholder of either Constituent Corporation.

     6. The Agreement and Plan of Merger was approved and adopted by the stockholders of each of the Constituent Corporations by written consent given in accordance with the provisions of Section 228 of the DGCL.

     7. This Certificate of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Delaware.

           IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of December, 2004.

                                          INTRAC MERGER SUB INC.

                                          By /s/ Geoffrey Alison
                                             -------------------
                                             Name:  Geoffrey Alison
                                             Title:


                                          INNOVATIVE DRUG DELIVERY SYSTEMS, INC.

                                          By /s/ Fred Mermelstein
                                             --------------------
                                             Name:  Fred H. Mermelstein
                                             Title: President and Chief
                                                    Executive Officer


                                       2